Exhibit 10.3

EXECUTION COPY

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND THE ORDINARY SHARES ISSUABLE PURSUANT TO SUCH SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND NEITHER THESE SECURITIES NOR THE ORDINARY SHARES ISSUABLE PURSUANT THERETO MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED TO ANY PERSON OTHER THAN THE ISSUER OF THESE SECURITIES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN APPLICABLE EXEMPTION THEREUNDER, AS EVIDENCED BY AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT SUCH OPINION OF COUNSEL SHALL NOT BE REQUIRED IN THE CASE OF A RESALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) IF SUCH RESALE IS NOT MADE BY AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144) OF THE ISSUER OF THESE SECURITIES.

THERAPIX BIOSCIENCES LTD.

Convertible Debenture

Principal Amount: $1,500,000

Debenture Issuance Date: November 23, 2018

Debenture Number: TRPX-1

FOR VALUE RECEIVED, THERAPIX BIOSCIENCES LTD., a company organized and existing under the laws of the State of Israel (the “Company”), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the “Holder”) the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to the Securities Purchase Agreement dated November 14, 2018, as amended (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (15).

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be November 22, 2019. Other than as specifically permitted by this Debenture, the Company may not prepay any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest shall be paid on the Maturity Date, or sooner as provided for in this Debenture (each, an “Interest Date”).

(c) Default Interest. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to 15% per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure.

(d) Optional Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion of or all amounts outstanding under this Debenture prior to the Maturity Date as set forth in this section (1)(d). The Company shall pay an amount equal to the Principal amount being redeemed plus the applicable Redemption Premium, and accrued Interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal it desires to redeem, provided that the Company shall not, without the prior consent of the Holder, provide a Redemption Notice at any time during which the price of the ADSs are trading above the Fixed Conversion Price. After receipt of the Redemption Notice the Holder shall have 5 Business Days to elect to convert all or any portion of this Debenture, subject to the limitations set forth herein and in accordance with the terms herein. On the 6th Business Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the 5 Business Day period.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within fifteen (15) Business Days after such payment is due;

(ii) the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) the Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $200,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within five (5) Business Days;

(iv) the suspension from trading or failure of the ADSs to be listed on an Eligible Market for a period of five (5) consecutive Trading Days;

(v) the Company’s (A) failure to cure a Conversion Failure (as defined below) by delivery of the required number of ADSs within fifteen (15) Business Days after the applicable Conversion Date or (B) notice, written or oral, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Debentures into ADSs that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (3)(c)(i);

(vi) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days; or

(vii) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the beneficial ownership limitations set out in Section (3)(c)(i)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) CONVERSION OF DEBENTURE. This Debenture shall be convertible into the Company’s ordinary shares, which would be deposited for delivery of ADSs, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the provisions of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable ordinary shares in accordance with Section (3)(b), at the Conversion Price (as defined below). The Company will deposit such ordinary shares and cause the deliver of ADSs to the Holder. The number of ADSs issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. No fraction of an ADS will be delivered upon any conversion. If the issuance would result in the issuance of a fraction of an ADS, the Company shall round such fraction of an ADS up to the nearest whole ADS. All calculations under this Section 3 shall be rounded to the nearest $0.0001. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of ADSs upon conversion of any Conversion Amount except that the Holder shall be responsible for all conversion fees imposed by The Bank of New York Mellon (the depositary and issuer of the ADSs).

(i) “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination (i) $7.00 (the “Fixed Conversion Price”), or (ii) if applicable and subject to the provisions of Section 5(a) below, 95% of the lowest daily VWAP during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), if such amount is lower than the Fixed Conversion Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into ADSs on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if the Conversion Date is after the Transfer Restriction Termination Date and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to credit such aggregate number of ADSs to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal and Custodian system or (Y) if the Conversion Date is on or prior to the Resale Restriction Date or the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of ADSs to which the Holder shall be entitled which certificates shall bear restrictive legends unless required pursuant to rules and regulations of the Commission if the Conversion Date is on or prior to the Resale Restriction Termination Date. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive ADSs issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such ADSs upon the transmission of a Conversion Notice. Notwithstanding anything in this clause (i) to the contrary, the procedures herein may be substituted for the then commonly used procedures for issuances of ADSs by BNY.

(ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of a Conversion Notice a certificate is not delivered to the Holder and the Holder’s balance account with DTC is not credited for the number of ADSs to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of ADSs issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the ADSs so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such ADSs) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such ADSs and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADSs, times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(iv) “Resale Restriction Termination Date” means the date on which the Depositary has received either (i) an opinion of counsel for the Company satisfactory to the Depositary to the effect that all the Debentures and all of the Ordinary Shares previously issued upon Conversions (if any) may be resold publicly in the United States free of all restrictions and conditions under the Securities Act of 1933 or (ii) confirmation that (x) a resale registration statement is effective and available on the relevant sale date, (y) the converting holder is listed as a selling shareholder in the resale prospectus and (z) the converting holder has sold ADSs concurrently with the conversion. The Company expects that the Resale Restriction Termination Date will be one year after the date of issue of the Debentures or earlier if at least six months have passed since the issuance of the Debentures and the Company has filed the necessary reports under the Exchange Act.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or otherwise receive ADSs or Ordinary Shares hereunder to the extent that after giving effect to such conversion or receipt of such ADSs or Ordinary Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of ADSs or Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of ADSs representing beneficial ownership in excess of 4.99% of the then outstanding Ordinary Shares without regard to any other ADSs or Ordinary Shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder, provided however, upon the request of the Company, the Holder shall report its holdings in ADSs and Ordinary Shares to the Company. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other ADSs or Ordinary Shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any ADSs upon conversion of this Debenture, and the Holder of this Debenture shall not have the right to receive upon conversion of this Debenture any ADSs, if the issuance of such ADSs would exceed the aggregate number of ADSs which the Company may issue upon conversion or exercise, as applicable, of the Debentures without breaching the Company’s obligations under the rules or regulations of the applicable Eligible Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of such Eligible Market for issuances of ADSs in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

(iii) Limitations on Variable Conversion Price. With respect to any Conversion Notice delivered prior to the earlier of (i) an FSD Termination Event, or (ii) March 1, 2019, the Variable Conversion Price shall not apply. Thereafter, in each calendar month the Holder shall not be entitled to convert any portion of the outstanding and unpaid Conversion Amount at a Conversion Price based on the Variable Conversion Price in excess of the Holder’s Applicable Monthly Limit.

(4) ADJUSTMENTS TO CONVERSION PRICE

(a) Adjustment of Conversion Price upon Subdivision or Combination of ADSs. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in shares which results in an increase in the number of outstanding ADSs, (b) subdivide outstanding ADSs into a larger number of ADSs, (c) combine (including by way of reverse share split) outstanding ADSs into a smaller number of ADSs, or (d) issue additional ADSs by reclassification of ADSs or Ordinary Shares or any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury ADSs, if any) outstanding before such event and of which the denominator shall be the number of ADSs outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Whenever the Conversion Price is adjusted pursuant to Section 4 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Completion of FSD Acquisition. During the period between the execution of this Debenture and the Maturity Date, immediately upon the consummation of the FSD Acquisition, the Holder of this Debenture shall automatically receive the FSD Acquisition consideration per ADS corresponding to the number ADSs that this Debenture could then be converted into (without respect to the ownership limitations in Section 3(c)(i), or any other conversion limitations set forth herein) at the Fixed Conversion Price.

Upon consummation of the FSD Acquisition, the Holder will receive its applicable share of FSD Acquisition consideration (consisting of FSD Shares and/or cash, or as otherwise provided under the final terms of the Merger Agreement) and this Debenture shall be retired. If the Holder receives FSD Shares, it agrees to enter into any lock up agreement that would be required of similarly situated shareholders.

(b) Assumption for Fundamental Transaction other than the FSD Acquisition. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section (5) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures then outstanding held by such holder, having similar conversion rights and having similar ranking to the Debentures, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose stock is quoted on or listed for trading on an Eligible Market (a “Public Successor Entity”). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Debenture at any time after the consummation of the Fundamental Transaction, in lieu of the ADSs (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Debentures prior to such Fundamental Transaction, such shares of the publicly traded stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Debenture. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(c) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section (5)(c) shall be redeemed by the Company in cash at a price equal to the greater of (i) 130% of the sum of (x) the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment and (ii) the product of (x) 130% and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per ADS to be paid to the holders upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the average Closing Bid Price of such securities as of the five (5) Trading Days following the first two (2) full Trading Days days after the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment, (the “Change of Control Redemption Price”). Notwithstanding anything to the contrary in this Section (5), but subject to Section (3)(c), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section (5)(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into ADSs pursuant to Section (3).

(d) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs are entitled to receive securities or other assets with respect to or in exchange for ADSs (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the ADSs receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such ADSs had such ADSs been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the ADSs otherwise receivable upon such conversion, such securities or other assets received by the holders of ADSs in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(6) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. This Debenture and any ADSs issued upon conversion of this Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of the Securities Purchase Agreement. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (6)(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 6(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (6)(a) or Section (6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7) COVENANTS.

(a) Rank. This Debenture and all Other Debentures shall be unsecured obligations of the Company, and all payments due under this Debenture shall rank pari passu with all Other Debentures.

(b) Non circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

(8) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall, so long as any of the Debentures are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Debentures, at least 300% of the number of Ordinary Shares as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares. In connection with such meeting, the Company shall provide each shareholder with a proxy or information statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares and to cause its board of directors to recommend to the shareholders that they approve such proposal.

(9) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email for such communications shall be:

If to the Company, to:	Therapix Biosciences Ltd. 4 Ariel Sharon Street Hashhahar Tower, 16th Floor Givatayim 5320047 Israel Attention: Ascher Shmulewitz E-Mail: ascher@therapixbio.com

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(10) This Debenture shall not entitle the Holder to any of the rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company, unless and to the extent converted into ADSs in accordance with the terms hereof.

(11) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(12) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(13) FAILURE OR INDULGENCE NOT WAIVER. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(15) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a) “ADSs” mean American Depositary Shares, each representing forty (40) Ordinary Shares of the Company.

(b) “Applicable Monthly Limit” means the amount calculated by multiplying (x) $200,000 by (y) the quotient obtained by dividing (a) the original Principal Amount of this Debenture by (b) the Commitment Amount (as defined in the Securities Purchase Agreement).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in New York, New York are authorized or required by law or other government action to close.

(e) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) “Closing Bid Price” means the price per share in the last reported trade of the ADSs on an Eligible Market or on the exchange which the ADSs are then listed as quoted by Bloomberg.

(g) “Commission” means the Securities and Exchange Commission.

(h) “Depositary” means The Bank of New York Mellon or its successor as the depositary for the ADS facility.

(i) “Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC QX or the OTC QB, and any successor to any of the foregoing markets or exchanges.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “FSD” means FSD Pharma Inc.

(l) “FSD Acquisition” means the proposed acquisition of the Company by FSD announced on October 24, 2018.

(m) “FSD Termination Event” means the earlier of (i) the date of termination of the FSD Acquisition and (ii) the expiration of the outside date (including any extensions thereto) set forth in the definitive merger agreement (the “Merger Agreement”) for the FSD Acquisition (the “Outside Date”).

(n) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person (other than the Holder) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Ordinary Shares, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, provided however, the FSD Acquisition shall not be deemed a Fundamental Transaction.

(o) “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(p) “Ordinary Shares” means the ordinary shares, par value NIS 0.1, of the Company.

(q) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(r) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(t) “Principal Market” means the Nasdaq Global Market.

(u) “Redemption Premium” means 10% of the Principal amount being redeemed.

(v) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(x) “Trading Day” means a day on which the ADSs are quoted or traded on an Eligible Market on which the ADSs are then quoted or listed; provided, that in the event that the ADSs are not listed or quoted, then Trading Day shall mean a Business Day.

(y) “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing.

(z) “Transfer Agent” means the Company’s transfer agent from time to time.

(aa) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(bb) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

(16) CURRENCY. All dollar amounts stated herein shall refer to U.S. dollar amounts except as otherwise specifically stated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
THERAPIX BIOSCIENCES LTD.

By:	/s/ “Ascher Shmulewitz”
Name:	Ascher Shmulewitz
Title:	Authorized Signatory

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: THERAPIX BIOSCIENCES LTD.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. TRPX-1 into ADSs of THERAPIX BIOSCIENCES LTD., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Conversion Price:

Number of ADSs to be issued:

Please issue the ADSs in the following name and to the following address:

Issue to:

Authorized Signature:	___________________________________

Name:	___________________________________

Title:	___________________________________

Broker DTC Participant Code:

Account Number: